Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated September 6, 2022 (except for Note 1, Note 2 and Note 23, as to which the date is October 26, 2022), in Amendment No. 1 to the Registration Statement (Form 20-F No. 001-41625).

/s/ Ernst & Young LLP

London, United Kingdom

March 7, 2023